Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Dyadic International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	415(a)(6)	(1)(2)	(1)(2)	$50,000,000	0.00011020	$5,510(1)(2)	Form S-3	File No. 333-245687	August 25, 2020	$6,490(1)
Total Offering Amounts						$50,000,000	0.00011020	$5,510(1)(2)
Total Fees Previously Paid								$6,490(1)
Total Fee Offsets								-
Net Fee Due								$0(1)

(1)

Dyadic International, Inc. (“Dyadic”) previously registered securities in the aggregate offering price of $50,000,000 pursuant to the Registration Statement on Form S-3 (File No. 333-245687) filed with the SEC on August 13, 2020 (the “Prior Registration Statement”). As of the date of this registration statement, Dyadic has not sold any securities under the Prior Registration Statement, leaving a balance of $50,000,000 of unsold securities under the Prior Registration Statement (the “Unsold Securities”). Dyadic expects to carry forward to this registration statement the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended. The $6,490 previously paid filing fee relating to such Unsold Securities under the Prior Registration Statement will continue to be applied to such Unsold Securities registered on this registration statement. For reasons stated above, the net registration fee due is $0. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, Dyadic sells any Unsold Securities pursuant to the Prior Registration Statement, Dyadic will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(2)

Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated based on the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered or proposed maximum offering price per share. The aggregate public offering price of securities sold by Dyadic will not exceed $50,000,000.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A